JUNE 5, 2025 2025 Analyst & Investor Day

Welcome & Agenda Kristie Waugh Senior Vice President, Investor Relations and FP&A

Certain statements made in this presentation and the associated conference call may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future strategic objectives, business prospects, anticipated savings, financial results (including expenses, earnings, liquidity, cash flow and capital expenditures), industry or market conditions (including changes in interest rates, inflation, and international trade policies), demand for and pricing of our products (including cash sweep and deposit offerings), acquisitions, anticipated results of litigation, regulatory developments, and general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “may,” “will,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward- looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise. Forward-looking statements 3

Agenda 1:30 PM – 3:00 PM Strategic Overview PAUL SHOUKRY CEO, Raymond James Financial Private Client Group TASH ELWYN President, Private Client Group Bank Segment STEVE RANEY President, Bank Segment 3:00 PM Break 3:15 PM – 4:45 PM Capital Markets JIM BUNN President, Capital Markets & Advisory Financial Review BUTCH OORLOG CFO, Raymond James Financial Technology VIN CAMPAGNOLI EVP, Technology & Operations ANDY ZOLPER Chief Information Officer

Presenters Paul Shoukry Chief Executive Officer Raymond James Financial Vin Campagnoli Executive Vice President Technology & Operations Tash Elwyn President Private Client Group Steve Raney President Bank Segment Butch Oorlog Chief Financial Officer Raymond James Financial Andy Zolper Chief Information Officer Jim Bunn President Capital Markets & Advisory

Strategic Overview Paul Shoukry CEO, Raymond James Financial

To be the absolute best firm for financial professionals and their clients Vision

CLIENT ASSETS UNDER ADMINISTRATION
~14% CAGR
$249B
$1.6T
FY2010
FY2024
NET REVENUES
~11% CAGR
$2.9B
$12.8B
FY2010
FY2024
MARKET CAP
~16% CAGR
$3.2B
$28.2B
FY2010
03/31/2025

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RAYMOND JAMES

Our firm has been shaped by four core values 9

… and a resilient financial profile 149 CONSECUTIVE QUARTERS PROFITABILITY E a rn in g s p er c o m m o n s h a re (b a si c) Trailing 10 years Period ended 10

*Pie charts above do not include intersegment eliminations or the Other segment. The Other segment includes interest income on certain corporate cash balances, the results of our private equity investments, which predominantly consist of investments in third-party funds, certain other corporate investing activity, and certain corporate overhead costs of RJF that are not allocated to other segments including the interest costs on our public debt, certain provisions for legal and regulatory matters, and certain acquisition-related expenses. Highly diversified businesses 69% 11% 8% 12% Bank PCG AM CM 64% 20% 7% 9% Bank PCG AM CM 2 0 1 0 N E T R E V E N U ES* $ 2 . 9B 2 0 2 4 N E T R E V E N U ES* $ 1 2 .8B 11

Financial strength

24.8%
total capital ratio

>2X*
regulatory requirement

~$2.5B
corporate cash**

Credit ratings and stable outlooks
A- Fitch
A3 Moody's
A- Standard and Poor's

Note: As of 3/31/25.
*To meet the requirements for capital adequacy.
**This amount includes cash on hand at the parent, as well as parent cash loaned to Raymond James & Associates ("RJ&A"), which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities.

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RAYMOND JAMES

N STMAIN STWALL Value proposition

“The best decision I made in my career was affiliating with Raymond James, and my biggest regret is not doing so sooner.”

EXPAND MARKET SHARE IN ALL BUSINESSES INCREASE COLLABORATION ACROSS BUSINESSES INVEST IN TOOLS AND RESOURCES ENHANCE INFRASTRUCTURE Hire, retain and develop the best people Leverage technology I II III IV

Paul Shoukry CEO Chris Aisenbrey Chief HR Officer Bella Allaire Chief Administration Officer Jim Bunn President, Capital Markets & Advisory Vin Campagnoli EVP, Technology & Operations Scott Curtis COO, President, Asset Management Group TJ Haynes- Morgan Chief Audit Executive Tarek Helal Chief Strategy Officer Jonathan Santelli General Counsel and Secretary David Krauss Chief Risk Officer Butch Oorlog Chief Financial Officer Steve Raney President, Bank Segment Tash Elwyn President, PCG TeamExecutive Leadership Team 16

Senior Leadership Team Tom Walrond President, RJA PCG Horace Carter President, Fixed Income Doug Brigman Chief Administration Officer, AMS Amanda Stevens CEO, Raymond James Bank Brian Fetterolf President and CEO, TriState Capital Bank Jamie Coulter CEO, RJ Limited Rich Konefal Chief Compliance Officer Katie Larson Chief Accounting Officer Mike White Chief Marketing Officer Andy Zolper Chief Information Officer Chris Majeski Head of Supervision Sara Murphy SVP, Human Resources Greg Rust Chief Operations Officer Heather Knable SVP, Corporate Administration Senior Leadership Team Shannon Reid President, ICD Steve Hufford Head of Investment Banking 17

Expand market shareI 18

Sustainable growth vs. growth at all costs

Focusing on collaboration to differentiate our financial professionals


PRIVATE CLIENT GROUP
Lending solutions
Stable source of deposits
Corporate executive services
Referrals
Referrals
Unique investment opportunities
High quality research
Product due diligence and selection (AMS) solutions
Unique access to portfolio managers
Investment options (RJIM)
BANK SEGMENT
Loans to institutional clients
Research
Referrals
Private Credit JV
CAPITAL MARKETS
Economic and industry research and perspectives
Trading
ASSET MANAGEMENT

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RAYMOND JAMES

Invest in tools and resourcesIII

AdvisorTime

Enhance infrastructure IV

Cultural fit 01 Strategic fit 02 Financially attractive 03 M&A 24

Our financial strength provides the stability and flexibility needed to drive enduring, sustainable growth. Each of our business units is uniquely positioned for meaningful and impactful growth. Our vision, values and advisor-first perspective will not waver and continue to guide our decision making. To recap 26

Q&A Paul Shoukry CEO, Raymond James Financial

Private Client Group Tash Elwyn President, Private Client Group

Private Client Group $1.48T client assets under administration 8,731 PCG advisors 16% 5-year CAGR* for assets in fee-based accounts $52B trailing 12- month domestic PCG net new assets** Note: As of March 31, 2025 unless otherwise noted. *5-year CAGR for period FY 2019 – FY 2024. **Domestic Private Client Group net new assets represents domestic Private Client Group client inflows, including dividends and interest, less domestic Private Client Group client outflows, including commissions, advisory fees and other fees. Trailing 12-month net new assets is the trailing twelve months ended March 31, 2025 of net new assets added to the firm. 29

409 875 873 FY 2019 FY 2024 Mar. 31, 2025 798 1,507 1,476 FY 2019 FY 2024 Mar. 31, 2025 Note: Charts not to scale. 5-year CAGR for period FY 2019 – FY 2024. ASSETS UNDER ADMINISTRATION $ BILLIONS ASSETS IN FEE-BASED ACCOUNTS $ BILLIONS Long-term client asset growth fueled by advisor and client-first focus 30 16% 5-Yr CAGR 14% 5-Yr CAGR Strong client asset growth and greater adoption of fee-based programs have driven a 16% CAGR over the past five years. Fee-based assets represent ~60% of PCG client assets.

213% 112% Raymond James Peer Group Median 10-YEAR CHANGE MAR. 31, 2015 – MAR. 31, 2025 23% 20% Raymond James Peer Group Median 3-YEAR CHANGE MAR. 31, 2022 – MAR. 31, 2025 TOTAL PCG CLIENT ASSETS UNDER ADMINISTRATION Note: Charts not to scale. Based on publicly available information and RJF estimates and analysis. The definitions for client assets may be inconsistent across companies. Peer Group Median includes Ameriprise, Bank of America/Merrill Lynch, LPL Financial, Morgan Stanley, Stifel Financial and Wells Fargo. 6.2% 5.9% Raymond James Peer Group Median 1-YEAR CHANGE MAR. 31, 2024 – MAR. 31, 2025 Consistent growth has exceeded peer group over time 31 101% 79% Raymond James Peer Group Median 5-YEAR CHANGE MAR. 31, 2020 – MAR. 31, 2025

579 1,785 883 893 FY 2019 FY 2024 FYTD 2024 FYTD 2025 5,359 9,459 4,567 5,034 FY 2019 FY 2024 FYTD 2024 FYTD 2025 NET REVENUES $ MILLIONS PRE-TAX INCOME $ MILLIONS Note: Charts not to scale. 5-year CAGR for period FY 2019 – FY 2024. FYTD 2024 and FYTD 2025 includes the first two quarters of fiscal year 2024 and 2025, respectively. Our relentless focus on enabling advisors to serve clients has driven strong revenue and pre-tax income growth 32 25% 5-Yr CAGR 12% 5-Yr CAGR 10% Y/Y Change 1% Y/Y Change

33 Inspire and empower the world's best financial professionals. inspire We provide the insights, tools and products/services in a supportive culture of independence to encourage and enable growth. What it means: empower Provide the client, market and planning insights to create plans supporting a client’s full financial situation as well as the tools, products and services to execute those plans. world’s best We seek for Raymond James financial professionals to be world class in their fields. financial professionals While we seek to partner with financial advisors and their teams, we recognize the importance of supporting, engaging and empowering everyone whether they are client-facing, supporting in branches or offices, or in our corporate locations. The next decade and beyond

*IAR stands for Investment Adviser Representative, referring to financial professionals who are registered with the Securities and Exchange Commission (SEC) and may operate independently or under the umbrella of a larger firm, such as Raymond James. **RIA stands for Registered Investment Advisor, which refers to firms or individuals who are registered to provide investment advice and typically operate as independent, fee-based advisors. 34 EMPLOYEE INDEPENDENT CONTRACTOR RIA & CUSTODY SERVICES The AdvisorChoice spectrum services the largest addressable market in the industry EMPLOYEE ADVISOR (RJA) ADVISOR SELECT INDEPENDENT ADVISOR (ICD) BANKS AND CREDIT UNIONS IAR* (CORPORATE RIA) RIA** & CUSTODY SERVICES The movement to “independence” is not channel-specific

N STMAIN STWALL

Private Client Group strategic initiatives 36 R E T EN TI ON A D V I S O R P R O D U C T I V I T Y R E C R U IT IN G

Retention

RJF Financial Strength and Stability

Commitment to both sophisticated support and meaningful relationships

Profession-leading levels of advisor satisfaction

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RAYMOND JAMES

Recruiting 38 N e xt ge n ad v is o r s tr ate gy We s t Co as t and N o r th e as t f o cu s Co l l abor at iv e r e cr u it ing acr o s s ch anne l s

FY 2019 FY 2024 Mar. 31, 2025** Employees Independent Contractors FINANCIAL ADVISORS Note: Charts not to scale. 5-year CAGR for period FY 2019 – FY 2024. * Average of reported quarterly Domestic NNA from 1Q FY22 to 2Q FY25. **Financial advisors as of March 31, 2025 reflect the departure in our fiscal first quarter of 2025 of one large branch in our independent contractor division. 8,011 8,787 8,731 Retaining and attracting the best advisors to drive strong net new asset growth 95.0 75.3 60.7 8.5% 7.7% 5.5% FY 2022 FY 2023 FY 2024 DOMESTIC NET NEW ASSETS GROWTH ANNUALIZED % 39 2% 5-Yr CAGR 6.5% Average*

332 631 318 543 46 186 696 1,360 Mar. 31, 2020 Mar. 31, 2025 Employee Independent contractor RIA & Custody Services (RCS) DOMESTIC PCG ASSETS UNDER ADMINISTRATION $ BILLIONS 32% 5-Year CAGR 11% 5-Year CAGR 14% 5-Year CAGR 14% 5-Year CAGR Note: Quarter-end balances as of March 31, 2020 and March 31, 2025, respectively. 5-year CAGR for period ending second quarter of fiscal year 2020 and 2025, respectively. Strong asset growth across our multiple affiliation models 40

Advisor productivity

- $975 million investment firm-wide to continue enhancing our technology platform
- Advancement in administration and processes
- Private Wealth to help advisors serve the complex needs of HNW and UHNW families
- Newly launched Business Owner & Workplace Solutions to support advisors serving business owners

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RAYMOND JAMES

PCG collaborates across the firm to provide deeper, more holistic advice to clients


PRIVATE CLIENT GROUP
Lending solutions
Stable source of deposits
Corporate executive services
Referrals
Referrals
Unique investment opportunities
High quality research
Product due diligence and selection (Asset Management Services) solutions
Unique access to portfolio managers
Investment options (RJ Investment Management)
BANK SEGMENT
Loans to institutional clients
Research
Referrals
Private Credit JV
CAPITAL MARKETS
Economic and industry research and perspectives
Trading
ASSET MANAGEMENT

42
RAYMOND JAMES

43 To recap M ul tip le Affil iation O ptio ns Best of Both Worlds Advi so r a n d Clie nt- Fi rs t C u lt u reB o o k O w n ership RJF Stability Inspire and empower the world's best financial professionals.

Q&A Tash Elwyn President, Private Client Group

Bank Segment Steve Raney President, Bank Segment

Note: As of and for the three months ended March 31, 2025, unless otherwise noted. *5-year CAGR for period Mar. 31, 2020 – Mar. 31, 2025. This metric includes the impact of the acquisition of TriState Capital Bank in June 2022. OVERVIEW Total Bank Segment assets of $63 billion Relatively stable, low-cost source of deposits from Private Client Group Flexible and diversified deposit base Strong capital ratios Serve financial advisors, retail & institutional clients Diversified loan portfolio with $48.3 billion outstanding Securities-based loans (SBL) 5-year CAGR* of 38% Conservative credit standards $48.3 billion Loans Outstanding 2.67% Bank Segment Net Interest Margin 0.34% Nonperforming Assets as a % of Total Assets Bank Segment 46

846 765 672 1,084 2,013 1,716 865 859 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2024 FYTD 2025 NET REVENUES $ MILLIONS PRE-TAX INCOME $ MILLIONS Note: Charts not to scale. 5-year CAGR for period FY 2019 – FY 2024. FYTD 2024 and FYTD 2025 includes the first two quarters of fiscal year 2024 and 2025, respectively. Bank Segment growth driven by higher interest rates and continued loan growth 47 15% 5-Yr CAGR (1%) Y/Y Change 515 196 367 382 371 380 167 235 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2024 FYTD 2025 (6%) 5-Yr CAGR 41% Y/Y Change

20,891 45,994 44,099 48,273 FY 2019 FY 2024 Mar. 31, 2024 Mar. 31, 2025 BANK LOANS $ MILLIONS BANK NET INTEREST INCOME AND NET INTEREST MARGIN Note: Charts not to scale. 5-year CAGR for period FY 2019 – FY 2024. *FYTD 2025 includes the first two quarters of fiscal year 2025. Strong loan growth focused on conservative underwriting and attractive risk-based returns 48 17% 5-Yr CAGR 9% Y/Y Change 820 738 642 1,053 1,957 1,656 833 3.32% 2.63% 1.95% 2.39% 3.28% 2.67% 2.67% FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2025*

8.4 8.1 4.3 7.4 12.3 19.8 8.4 27.4 Mar. 31, 2020 Mar. 31, 2025 Favorable asset mix shift to attractive Private Client loans over time Asset mix has shifted toward Private Client loans over time – accelerated by the acquisition of TriState Capital in FY 2022. $33.4 $62.7 Corporate Loans** Available-for-sale Securities Cash, tax-exempt loans & all other $ BILLIONS Note: March 2020 data for Raymond James Bank. TriState Capital Bank was acquired in 2022. *Private Client Loans include securities-based loans and residential mortgage loans. **Corporate loans include Corporate & Industrial (“C&I”), Corporate Real Estate (“CRE”), and Real Estate Investment Trust (“REIT”) loans.49 Private Client Loans* 5-Year CAGR 27% 10% 12% (1%)

Diversified loan portfolio with focus on SBLs and residential mortgage loans

Loan Mix*



Tax-Exempt Loans, 2%
REIT Loans, 4%
CRE Loans, 16%
SBL, 36%
$48.3 BILLION
TOTAL LOANS, NET
Residential Mortgage Loans, 20%
C&I Loans, 22%

Loan Types

Private Client Loans

Securities-Based Lending (SBL) Portfolio
- Flexible, SOFR-based line of credit used for non-purpose lending
- Collateralized primarily by assets in brokerage accounts
- Structured lending offered to High Net Worth / Ultra-High Net Worth Private Client Group clients

Residential Mortgage Portfolio
- Majority of mortgages to PCG clients, diversified across the country
- Average loan-to-value of approximately 65% at origination; average FICO score of approximately 766
- Portfolio nearly all first mortgages; no Alt. A / subprime / negative amortizing mortgages

Corporate Loans

C&I Portfolio
- All senior positions, no mezzanine lending
- Highly diversified with no industry category representing more than 8% of total corporate loans**
- A large portion of these loan portfolios was comprised of loans to larger companies, including public companies, with EBITDA greater than $100 million. We also had issued corporate and tax-exempt loans to middle-market businesses.

CRE Portfolio
- Majority of project loans are to fully stabilized properties with average loan-to-value of approximately 62%; construction loans represent approximately 1% of total loans

REIT
- REITs that are typically more diversified, have a track record of access to other capital sources, and have at or near investment grade ratings

Note: As of March 31, 2025. Represents bank loans held for investment by portfolio segment as a percent of total loans held for investment. **Corporate loans include Corporate & Industrial ("C&I"), Corporate Real Estate ("CRE"), and Real Estate Investment Trust ("REIT") loans.

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RAYMOND JAMES

Diverse funding mix to support long-term growth

BANK SEGMENT DEPOSITS



Other, 3%
$22.3B
FY19
RJBDP, 97%
RJBDP, 46%
$56.4B
2Q FY25*
ESP, 24%
National Sales, 15%
Treasury Mgmt, 11%
Other, 5%

As of March 2025, $16.8B RJBDP balances with third-party banks. A significant portion available to fund bank growth.

Note: FY 2019 data for Raymond James Bank. TriState Capital Bank was acquired in 2022. *2Q25 data as of March 31, 2025

51

RAYMOND JAMES

Deposit funding

The Raymond James Bank Deposit Program in PCG is the largest provider of the segment's funding. TriState Capital Bank's deposit gathering mechanisms and Raymond James Bank's Enhanced Savings Program provide additional diversification.



Affiliate Bank
RJ Sweep Program
Raymond James Bank Deposit Program (RJBDP)
Raymond James Bank
TriState Capital Bank
3rd Party Banks
Client Interest Program (CIP) at Raymond James & Associates
Other Bank Segment Deposits
Raymond James Bank
TriState Capital Bank

- Multibank deposit program offering market-leading FDIC insurance (up to $3M per insurable capacity)
  - Includes our 2 affiliate banks (Raymond James Bank and TriState Capital Bank)
  - and a portfolio of 31 third-party banks

- Alternative to RJBDP; primarily used for deposits in excess of $3 million, or deposits that do not sweep to banks
- SIPC and excess SIPC insured

- RJ Bank also includes deposits from checking/savings accounts, brokered CDs and Enhanced Savings Program (ESP).

- TriState Capital Bank utilizes some funding from the sweep program; however, the majority of its funding is derived from its own diverse deposit gathering lines of business, including National Deposit Sales and Treasury Management

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RAYMOND JAMES

55 169 80 34 26 3 14 24 28 13 20 22 233 (32) 100 132 45 16 BANK LOAN PROVISION/(BENEFIT) FOR CREDIT LOSSES $ MILLIONS 3.32% 12.59% 10.10% 7.23% 5.83% 3.98% 1.84% 2.15% 1.94% 1.54% 1.18% 1.36% 4.35% 3.27% 1.14% 1.17%1.47%1.14% CRITICIZED LOANS AS % OF TOTAL LOANS HELD FOR INVESTMENT 0.66% 2.10% 2.48% 1.64% 1.18% 0.99% 0.69% 0.39% 0.50% 0.21% 0.12%0.18% 0.10% 0.20% 0.13% 0.21%0.28% 0.34% NONPERFORMING ASSETS AS % OF TOTAL ASSETS 1.23% 2.23% 2.36% 2.18% 1.81% 1.52% 1.33% 1.32% 1.30% 1.11% 1.04% 1.04% 1.65% 1.27% 0.91%1.07% 0.99% 0.93% BANK LOAN ALLOWANCE FOR CREDIT LOSSES AS % OF TOTAL LOANS HELD FOR INVESTMENT Note: Charts not to scale. Starting in June 2022, these metrics include the impact of the acquisition of TriState Capital Bank. *FYTD 2025 includes first two quarters of fiscal year 2025. **2Q FY25 as of March 31, 2025. Strong credit metrics across cycles 53

Value proposition 54 1 2 3 Service 1st Culture Respect for Financial Advisor Independence Comprehensive and Growing Product & Solution Set

Bank Segment strategic initiatives

EXPAND SECURITIES-BASED LOANS



TREASURY MANAGEMENT



CORPORATE LENDING WITH FOCUS ON SUPPORTING CLIENTS



55

RAYMOND JAMES

Bank growth driven by Private Client and institutional loans supported by stable PCG deposits


PRIVATE CLIENT GROUP
Lending solutions
Stable source of deposits
Corporate executive services
Referrals
Referrals
Unique investment opportunities
High quality research
Product due diligence and selection (AMS) solutions
Unique access to portfolio managers
Investment options (RJIM)
BANK SEGMENT
Loans to institutional clients
Research
Referrals
Private Credit JV
CAPITAL MARKETS
Economic and industry research and perspectives
Trading
ASSET MANAGEMENT

56

Expand securities-based lending

Adding bank consultants to increase Advisor penetration

Continuing automation to enhance Advisor & client experience

Expand SBL product solutions

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RAYMOND JAMES

58 Treasury Management Implement comprehensive Treasury Management solution to diversify deposit base and enhance product offering Leverage deep and powerful advisor relationships Develop and execute a strong working capital consulting & sales acumen Deploy technology that seamlessly connects client, advisor, bank consultant, and critical data “Client first” delivered with world class solutions and service

Corporate lending with focus on supporting clients

Corporate and tax-exempt loans, totaling approximately $21 billion, support funding needs of clients across the firm

Private Client Group

Treasury Management & Commercial Deposits

Fund Finance

Capital Markets & Advisory Services

- Investment Banking
- RJ Private Credit
- Fixed Income
- Public Finance
- Equity Research

Note: As of March 31, 2025

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RAYMOND JAMES

Q&A Steve Raney President, Bank Segment

Capital Markets Jim Bunn President, Capital Markets & Advisory

Capital Markets 62 M&A and Advisory; 35% Equity Underwriting; 9% Equity Brokerage; 10% Debt Underwriting*; 11% Fixed Income Brokerage; 25% Affordable Housing Investments; 8% All Other; 2% $1.5 B FY 2024 Capital Markets Segment Net Revenues * Debt Underwriting includes Public Finance and Debt Capital Markets

Business Snapshot

Business Unit	Description	Primary Clients	Revenue Drivers	Key Metrics
Advisory	▪ Sellside & buyside M&A, recapitalizations restructuring ▪ Sector-focused coverage across the middle to upper middle market ▪ Private Capital Advisory ▪ Offices across the US and Europe	▪ Private companies ▪ PE firms ▪ Public companies	▪ # of MDs ▪ MD productivity ▪ Average deal and fee size ▪ Market environment	▪ **Average Sellside Fee:** $3M+ ▪ **Average Sellside Deal Size:** ~$250M ▪ **675+** professionals, ~**135** MDs
Equity and Debt Capital Markets	▪ Public equity: IPOs and follow-ons ▪ Private placements of equity and debt ▪ Primarily focused on US markets	▪ Public companies ▪ Mid to late-stage private co. ▪ VC firms ▪ PE firms	▪ IPO environment ▪ Strength of public markets ▪ Distribution capabilities	▪ **Avg. Equity UW Fee:** $1.4M ▪ **CY24 Public Offerings:** 58 ▪ **40+** professionals, **14** MDs
Global Equities	▪ Sales and trading of equity products for institutional clients ▪ Capabilities include: high-touch and low-touch trading, global program trading, options trading and equity research	▪ Institutional investors ▪ Mutual and index funds ▪ Hedge funds	▪ Equity research quality ▪ Corporate access/conferences ▪ General market activity ▪ Breadth and depth of products ▪ Capital commitment to clients	▪ **330+** professionals ▪ **65+** salespeople**, 19** traders**,** **50** research analysts ▪ **900+** companies covered
Fixed Income Capital Markets	▪ Sales and trading of fixed income securities to institutional and individual investors ▪ Electronic market making through SumRidge Partners	▪ Depositories ▪ Asset managers ▪ Insurance companies ▪ Credit funds	▪ Slope of yield curve ▪ Liquidity in financial system ▪ Prevailing market sentiment ▪ Breadth and depth of products ▪ Capital (to clients / inventory)	▪ **470+** professionals ▪ **160+** salespeople**, 150+** traders

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RAYMOND JAMES

Business Snapshot (continued)

Business Unit	Description	Primary Clients	Revenue Drivers	Key Metrics
Public Finance	▪ Fixed income financing solutions to: ▪ State and local governments ▪ Airports ▪ Utilities ▪ School districts & higher education ▪ Healthcare organizations	▪ State and local governments ▪ Non-profit entities, including healthcare and education	▪ Interest rate environment ▪ State and local spending ▪ # of MDs / productivity ▪ Breadth / depth of geographic and product coverage	▪ **180+** professionals, **78** MDs ▪ Ranked as a **top 10** senior managing underwriter nationally
Affordable Housing	▪ Structuring and syndication of tax credit investments in affordable housing and renewable energy developments	▪ Banks ▪ Corporate institutions ▪ Pensions, foundations, and endowments	▪ Tax credit availability ▪ Investment opportunities ▪ Investor capacity	▪ **FY24 Volume Closed:** $1.6B+ ▪ **150+** professionals
RJL (Canada CM)	▪ M&A advisory, equity underwriting and sales & trading services throughout Canada.	▪ Private companies ▪ PE firms ▪ Public corporations ▪ Institutional investors	▪ M&A and IPO environment ▪ Interest rate environment ▪ Equity research quality ▪ # of MDs / productivity	▪ **95+** professionals ▪ **~40** IB professionals, **60** Equities professionals

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RAYMOND JAMES

1,083 1,472 659 876 FY 2019 FY 2024 FYTD 2024 FYTD 2025 Note: Charts not to scale. 5-year CAGR for period FY 2019 – FY 2024. FYTD 2024 and FYTD 2025 includes the first two quarters of fiscal year 2024 and 2025, respectively. Driving long-term growth through investments in platform and people 65 NET REVENUES $ MILLIONS 33% Y/Y Change 6% 5-Yr CAGR

Value proposition

1. Full-service platform with deep expertise
2. Lead with advice and high-touch service
3. Entrepreneurial, meritocratic, rewarding, respectful culture
4. Growth orientation
5. Synergy with other RJF businesses: PCG and RJ Bank

HIGHLIGHTS

17% Advisory Revenue CAGR from FY12 to FY24 makes RJF one of the fastest growing US IB platforms

~$820M IB and ~$1.5B Capital Markets FY24 revenue positions RJF solidly among middle-market peers

A leading Fixed Income sales & trading business in the middle-market

Very strong reputation for high quality small and mid-cap equity research

Consistently improving brand among target clients

Very low attrition among senior producers across all capital markets businesses

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RAYMOND JAMES

Capital Markets & Advisory strategic initiatives 67 Recruit & acquire to deepen and expand investment banking capabilities and footprint Increase capabilities across fixed income business Grow and expand equities products and content to leverage industry-leading equity research platform Scale newly-added renewables tax credit syndication business

68 Recruit & acquire to deepen and expand investment banking capabilities and footprint Deepen Penetration Within More Established Practices Grow Newer / Less Mature Practices Consumer Industrials Technology Financial Services Expand Global Coverage Healthcare & Biotech Private Placements Restructuring Private Capital Advisory

379 290 639 709 418 521 355 100 185 285 210 85 131 66 85 133 172 143 110 168 103 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2025* M&A and Advisory Equity Underwriting Debt Underwriting 524 1,062 613 820 92 98 104 113 122 124 ~135 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2025 Note: Charts not to scale. *FYTD 2025 as of March 31, 2025; **Excludes Public Finance and Canadian operations. Driving long-term growth through consistent investment in talent 69 6% 5-Year CAGR INVESTMENT BANKING REVENUE MIX $ MILLIONS INVESTMENT BANKING MANAGING DIRECTORS** ANNUAL AVERAGE 1,096 608 564

Program Trading FI Total Return Market Electronic Trading Structured Products 70 Expand Fixed Income & Equities product offering to support clients

Capital Markets supports and facilitates client activity across the firm



PRIVATE CLIENT GROUP
Lending solutions
Stable source of deposits
Corporate executive services
Referrals
Referrals
Unique investment opportunities
High quality research
Product due diligence and selection (AMS) solutions
Unique access to portfolio managers
Investment options (RJIM)
BANK SEGMENT
Loans to institutional clients
Research
Referrals
Private Credit JV
CAPITAL MARKETS
Economic and industry research and perspectives
Trading
ASSET MANAGEMENT

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RAYMOND JAMES

72 Long-term growth & margin potential CAPITAL MARKETS SEGMENT HISTORICAL PRE-TAX MARGIN Source: FactSet. Includes announced transactions with a target based in the U.S. *FTYD 25 includes the first and second quarter of fiscal 2025. 1) Excludes 2020-2021 COVID period. Peers include Jefferies Financial Group, Piper Sandler, and Stifel Financial 10.2% 17.4% 28.2% 22.9% -7.5% 4.6% 12.6% FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2025* The pretax margins of full service comparables in good market environments is approximately 14-17%1 RAYMOND JAMES M&A MARKET SHARE 0.8% 1.1% 1.4% 2015 2019 2024 While our share of the advisory market has increased significantly, a massive growth opportunity remains in front of us

Q&A Jim Bunn President, Capital Markets & Advisory

Financial Review Butch Oorlog CFO, Raymond James Financial

Consistent capital priorities focused on growth Strong balance sheet Financial Overview 75 Track record of generating operating leverage

7,740 7,990 9,760 11,003 11,619 12,821 6,131 6,940 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2024 FYTD 2025 Asset-Based Revenues*(%) 74% 72% 69% 73% 78% 80% CONSOLIDATED NET REVENUES $ MILLIONS 79% 77% 11% 5-Year CAGR 13% Y/Y Change Note: 5-year CAGR for period FY 2019 – FY 2024. FYTD 2024 and FYTD 2025 include the first two quarters of fiscal year 2024 and 2025, respectively. *Asset-based revenues include asset management and related administrative fees, asset-based brokerage revenues, net interest income, RJBDP fees, and mutual fund and annuity service fees. Diverse revenue streams drive strong revenue growth in various market environments 76

PCG Financial Advisor Compensation & Benefits, 51% Incentive Compensation, 10% All Other Compensation and Benefits, 20% CONSOLIDATED NON-INTEREST EXPENSES $5.5B FYTD 2025 61% of Consolidated Expenses are PCG Financial Advisor Compensation & Benefits and Incentive CompensationNON-COMPENSATION EXPENSES COMPENSATION EXPENSES Communications & Information Processing, 7% Occupancy & Equipment, 3% Business Development, 2% Investment Sub-Advisory Fees, 2% Professional Fees, 1% Bank Loan Provision for Credit Losses, 1% Other, 3% Note: FYTD 2025 includes first two quarters of fiscal year 2025. Highly variable cost model, with a significant portion of costs being growth-driven 77

Track record of increasing operating leverage



CONSOLIDATED PRE-TAX INCOME
$ MILLIONS
14%
5-Year
CAGR
15%
Y/Y
Change
1,375
1,052
1,791
2,022
2,280
2,643
1,239
1,420
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
FYTD 2024
FYTD 2025
Pre-tax Margin
17.8%
13.2%
18.4%
18.4%
19.6%
20.6%
20.2%
20.5%



CONSOLIDATED ADJUSTED PRE-TAX INCOME*
$ MILLIONS
14%
5-Year
CAGR
13%
Y/Y
Change
1,409
1,105
1,971
2,169
2,378
2,740
1,288
1,459
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
FYTD 2024
FYTD 2025
Adjusted Pre-tax Margin
18.2%
13.8%
20.2%
19.7%
20.5%
21.4%
21.0%
21.0%

Note: 5-year CAGR for period FY 2019 – FY 2024. FYTD 2024 and FYTD 2025 include the first two quarters of fiscal year 2024 and 2025, respectively.
*This is a non-GAAP measure. Beginning in fiscal year 2022, this non-GAAP measure was adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of core operating results. Fiscal years 2021 through 2025 reflect the aforementioned acquisition-related expense adjustments, while fiscal years 2019 through 2020 were not revised to reflect such adjustments. See the schedules in the Appendix of this presentation for additional information on these measures and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measure.

78
RAYMOND JAMES

*FYTD 2025 includes first two quarters of fiscal year 2025. **This is a non-GAAP measure. Beginning in fiscal 2022, this non-GAAP measure was adjusted for additional expenses directly related to our acquisitions that we believe are not indicative of core operating results. Fiscal 2021 through 2025 reflect the aforementioned acquisition-related expense adjustments, while fiscal 2019 through 2020 were not revised to reflect such adjustments. See the schedules in the Appendix of this presentation for additional information on these measures and a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures …and driving long-term profitability 79 16.2% 11.9% 18.4% 17.0% 17.7% 18.9% 18.4% 16.7% 12.5% 20.0% 18.2% 18.4% 19.6% 18.9% 18.4% 13.6% 22.2% 21.1% 22.5% 23.3% 22.1% FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2025* RETURN ON COMMON EQUITY Return on Common Equity Adjusted Return on Common Equity** Adjusted Return on Tangible Common Equity**

$ in millions, except per share amounts 2Q25 Total assets $ 83,132 RJF corporate cash* $ 2,487 Total common equity attributable to RJF $ 12,133 Book value per share $ 59.74 Tangible book value per share** $ 51.29 Weighted-average common and common equivalent shares outstanding – diluted 208.7 Tier 1 capital ratio*** 23.5% Total capital ratio*** 24.8% Tier 1 leverage ratio*** 13.3% MOST RECENT CREDIT RATINGS Moody’s A3 rating and Stable Outlook (March 2025) Standard and Poor’s A- rating and Stable Outlook (February 2025) Fitch A- rating and Stable Outlook (April 2025) Strong balance sheet and capital Note: As of March 31, 2025, unless otherwise indicated. *This amount includes cash on hand at the parent, as well as parent cash loaned to Raymond James & Associates ("RJ&A"), which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities. **This is a non-GAAP measure. See the schedules in the Appendix of this presentation for a reconciliation of our non-GAAP measures to the most directly comparable GAAP measures and for more information on these measures. *** Ratios significantly exceed regulatory capital requirements. 80

Bank Deposits, 68% Brokerage Client Payables, 7% Shareholders' Equity, 15% Senior Notes Payable, 2% All Other, 8% TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $83.1B as of March 31, 2025 Weighted-average remaining maturity of notes outstanding of ~19 years 86% FDIC-Insured (95% at Raymond James Bank) Simple and stable funding and capital base with low debt leverage 81

*As of March 31, 2025. **In March 2023, we introduced our ESP, in which Private Client Group clients may deposit cash in a high-yield Raymond James Bank account. 25.6 31.4 38.7 25.4 24.0 25.8 26.0 24.5 22.0 15.9 18.2 16.8 4.0 10.8 6.4 1.6 1.7 1.7 13.6 14.0 13.5 55.6 66.7 67.1 56.4 57.9 57.8 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2025* RJBDP - Bank Segment RJBDP - Third-Party Banks CIP ESP** TOTAL CLIENTS’ DOMESTIC CASH SWEEP AND ENHANCED SAVINGS PROGRAM (ESP)* BALANCES $ BILLIONS PCG client cash balances continue to provide stable, low-cost funding 82

83 Consistent capital priorities focused on growth 752 263 118 162 788 900 300 191 205 218 275 348 378 208 943 468 336 437 1,136 1,278 508 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FYTD 2025 DIVIDENDS PAID AND SHARE REPURCHASES $ MILLIONS Share Repurchases* Dividends Paid** Total • Since FY 2019, returned ~$5.1 billion to shareholders through dividends and share repurchases. • Quarterly common stock dividend of $0.50 per share, 11% increase over prior year. • Target common stock dividend of 20-30% of earnings. In market downturns, the company strives to maintain its most recent dividend, if feasible. • Remain committed to consistent share repurchases to offset share-based compensation dilution and manage capital levels over the long-term. • $1.01 billion*** remains under current stock repurchase authorization. *Under the Board of Directors’ common stock repurchase authorization. **Dividends paid to common shareholders. ***As of April 21, 2025 14,740 5,028 1,474 1,736 8,351 7,695 2,025 $51 $52 $80 $94 $94 $117 $148 # of Shares Repurchased* (thousands) Average Share Price of Shares Repurchased

<65% Adjusted Pre-Tax Margin* Adjusted Compensation Ratio* Adjusted Return on Common Equity 20%+ 17%+ KEY ASSUMPTIONS: • Current equity markets and short-term interest rates • Investment Banking volumes improve from second fiscal quarter • Consistent share repurchases • Full year effective tax rate 25% 20%+ Adjusted Return on Tangible Common Equity Note: These targets represent non-GAAP financial measures and exclude potential material items that may not be indicative of our core operating results. Achieving these targets could be impacted by various factors. *On net revenues. Financial targets 84

Target Current* Tier 1 leverage ratio for RJF > 10% 13.3% RJF corporate cash** > $1.2 B $2.5 B Total debt to book capitalization ratio*** < 32% 15% *As of March 31, 2025. **This amount includes cash on hand at the parent, as well as parent cash loaned to RJ&A, which RJ&A has invested on behalf of RJF in cash and cash equivalents or otherwise deployed in its normal business activities. ***Calculated as consolidated funded indebtedness (corporate debt/senior notes plus other borrowings less FHLB advances) divided by consolidated RJF common equity plus consolidated funded indebtedness. Key long-term capital and liquidity targets 85

By 2030, through our current strategies we expect to be generating at least $20 billion in net revenues 86

Q&A Butch Oorlog CFO, Raymond James Financial

Technology Review Vin Campagnoli EVP, Technology & Operations Andy Zolper Chief Information Officer

Enabling technology to drive collaboration across the firm


PRIVATE CLIENT GROUP
Lending solutions
Stable source of deposits
Corporate executive services
Referrals
Referrals
Unique investment opportunities
High quality research
Product due diligence and selection (AMS) solutions
Unique access to portfolio managers
Investment options (RJIM)
BANK SEGMENT
Loans to institutional clients
Research
Referrals
Private Credit JV
CAPITAL MARKETS
Economic and industry research and perspectives
Trading
ASSET MANAGEMENT

89
RAYMOND JAMES

90 Technology Approach Serve Clients Anywhere Increased Efficiency Business GrowingIntuitive Advisor Productivity Customizable Designed by Advisors, Built for the Future

91 Advisor Satisfaction We are glad to now be part of the Raymond James family. The firm’s long-standing culture of promoting independence and putting advisors and their clients first is an ideal fit for our practice. Additionally, we’ve gained access to world-class technology that will help create capacity and free more time to spend face-to-face with clients, which remains our number one priority.” “ Joining Raymond James was an opportunity to align with a firm that values both innovation and independence. The firm’s culture fosters an environment where advisors can build and grow their practice with the right balance of support and autonomy, while its advanced technology platform enhances our ability to provide white-glove service to our clients.” Raymond James technology allows me to spend less time managing my office and more time connecting with clients.“ ” “ Our technology works for advisors because it’s developed in close collaboration with them. Summary of Advisor Satisfaction with Service by Area Satisfaction with Aspects of Raymond James Experience Satisfied 90% Advisor Satisfied 90% Technology Service Center Support Raymond James Voice of the Advisor Survey - 2025

92 IT at a Glance Annual Tech Spend* $975M Global IT Associates ~1,900 6 Cities St. Petersburg, Memphis, Southfield, Denver, Vancouver, London Awards & Recognitions 11 awards (2021-2024) 2 awards, 4 finalist (2012-2023) 3 finalist (2022-2024) 323 303 353 386 448 577 0 100 200 300 400 500 600 700 Sep-24 Oct-24 Nov-24 Dec-24 Jan-25 Feb-25 Mar-25 Apr-25 May-25 Active Users Over Time AI-Enabled Software Engineering * Estimated technology spend for FY 2025

93 Consistent investment to enable best-in-class technology Technology Spend Key Areas of Investment $ Millions $589 $569 $646 $770 $869 $975 FY20 FY21 FY22 FY23 FY24 FY25E* 11% 5-Yr CAGR Major Initiatives Artificial Intelligence (AI) Advisor Productivity Business & Volume Growth Cybersecurity Globalization & Efficiency Regulatory * Estimated technology spend for FY 2025

IT Strategy Framework SERVICE FIRSTSECURITY DATA BUSINESS VALUEPEOPLE BUSINESS ALIGNMENT INNOVATION VELOCITY GLOBALIZATION GOVERNANCE STRATEGIC LEVERS Areas of focus that are critical to business success. STRATEGIC ENABLERS Capabilities that contribute to cross-functional effectiveness. 94

95 AI at Raymond James

96 AI at Raymond James | AI Framework Foster a Culture of Innovation: Encourage continuous learning, develop cross-functional collaboration, and support teams in their AI journey. Drive Operational Excellence: Continuously improve back-office processes to provide timely and accurate responses. Empower Advisors: Integrate AI tools into our advisor platform that reduce the administrative workload. Provide Data-Driven Insights: Empower teams with instant, natural language access to information and data. Safety and Responsibility: Ensure AI models undergo strict model governance and adherence to current and future regulations.

GUIDEPOSTSPARTNERSHIPS 97 AI at Raymond James | Strategic Partnerships

AI at Raymond James | AI Project Pipeline

LIVE / IN PILOT

Lines of Business

- Cyber Security
- Anti-Money Laundering
- eCommunication
- Prudent Process Reviews
- Service & Support Analyses
- GitHub CoPilot

Core Platform

- GenAI Search
- Microsoft CoPilot
- NASH Platform

Financial Advisors

- RJnet & Advisor Access GenAI Search
- Zoom AI Meeting Summaries
- Advisor Access Recommended Apps

PIPELINE

- AI 360
- Prudent Process Reviews
- Meeting & CRM Notes Management
- Client Portfolio Analyses
- Opportunity Dashboard
- Research & News Summaries
- Statement Scanning
- Regulatory Feed Summarization
- Expert Service Agents
- Podcast Reviews

98

RAYMOND JAMES

Q&A Vin Campagnoli EVP, Technology & Operations Andy Zolper Chief Information Officer

Appendix

Presenter Biographies

Paul Shoukry Paul Shoukry is CEO and a board member of Raymond James Financial, Inc., a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. He previously served as president from 2024 to 2025 in anticipation of taking over the CEO role and served as the firm’s CFO from 2020 to 2024. Paul graduated magna cum laude with bachelor’s and master’s degrees of Accountancy and was a Leonard Leadership Scholar at The University of Georgia. He earned an MBA with honors from Columbia University. Paul and his wife Amy endowed and named the Leadership Speaker Series at the Terry College of Business at The University of Georgia. He also received the Alumni of Distinction award from the University of Georgia Graduate School. He is passionate about childhood education and serves on the board of trustees for the need-based, inner-city school Academy Prep Center of Tampa and served as an advisory board member for the Florida school choice program Step Up for Students. Paul and Amy served as the co-chairs for the 2024 American Heart Association’s Tampa Bay Heart Ball. They are members of the United Way Tocqueville Society and were honored with the Fred S. Ridley Grand Oak community award. Paul also serves on the board of directors for ReliaQuest, a leading cybersecurity firm headquartered in Tampa. Chief Executive Officer, Raymond James Financial Presenter biographies 102

Tash Elwyn Tash Elwyn is president of Raymond James’ Private Client Group, leading the firm’s domestic wealth management businesses that include approximately 9,000 employee and independent financial advisors and generate nearly 70 percent of overall firm revenues. Prior to his current role, he served as president and CEO of Raymond James & Associates (RJA), supporting the financial advisors in our employee Private Client Group (PCG). Tash became RJA PCG president in 2012 and president & CEO of RJA in 2018. He also served as divisional director and senior vice president of the Atlantic Division of RJA for five years. He began his career at Raymond James in 1993 as a financial advisor trainee out of college. After building a successful practice, he became an assistant branch manager in Atlanta and subsequently a branch manager in Chattanooga. Within Raymond James, Tash serves on the Raymond James Executive Leadership Team and as a director on the Boards of Raymond James Financial Services, Raymond James & Associates, Raymond James Wealth Management UK, Raymond James Investment Services Private Client Group, and UK-based Charles Stanley. A graduate of Emory University, Tash remains active with the school serving on the Emory University Board of Trustees. He has also served on the Emory College of Arts & Sciences Dean’s Advisory Council, Emory Board of Governors, the Emory College Alumni Board, and the Alumni Admissions Network and has been a mentor in the Emory Career Network. He is also an alumnus of SIFMA’s Securities Industry Institute. A native of Boston, Tash grew up in Stone Mountain, Georgia, and today lives in St. Petersburg, Florida, with his wife and two children. He is active both locally and nationally as board member and past chair of the Pinellas Education Foundation Board, as a mentor with the University of South Florida Corporate Mentor Program, as a member of the U.S. Soccer At-Large Development Council, and as a trustee of the USA Climbing Foundation. President, Private Client Group Presenter biographies 103

Steve Raney Steve Raney oversees the firm’s Bank segment, serves as the executive chairman of Raymond James Bank, and is on the board of TriState Capital Bank. Both banks are wholly-owned subsidiaries of Raymond James Financial. Steve also serves on the board of Raymond James Trust and is one of the 13 members of Raymond James Financial’s Executive Leadership team. Steve joined Raymond James Bank in 2006 as CEO, following a 17-year career at Bank of America. He is the past chairman of the board of trustees of the Tampa Bay History Center and serves on the board of directors of Starting Right, Now; a program aimed at meeting the needs of homeless high school students in the Tampa Bay community. Steve is on the board of the Moffitt Cancer Center Foundation and is the Raymond James representative to the Florida Council of 100. Steve is a Tampa native and earned a bachelor’s degree in finance from the University of Florida and an MBA from Hough Graduate School of Business at the University of Florida. He and his wife, Natalie, live in Tampa; they have two sons and are members of South Tampa Fellowship Church. President, Bank Segment Presenter biographies 104

Jim Bunn Jim Bunn is the president of Capital Markets & Advisory for Raymond James. Prior to his current role, Mr. Bunn served as the president of Global Equities & Investment Banking and head of Investment Banking. From 2009 to 2013, Mr. Bunn was a Managing Director and Co-Head of Technology Services group for Raymond James. He has more than 17 years of investment banking experience working with software, transaction processing and technology-enabled outsourcing companies. Prior to joining Raymond James, Mr. Bunn was head of the financial technology investment banking practice for Lane, Berry & Co., a leading middle market advisory firm that was acquired by Raymond James in 2009. Prior to Lane Berry, Mr. Bunn was with Citigroup Global Markets in the electronic financial services group focusing exclusively on the financial technology, payment and transaction processing industries. Mr. Bunn has completed more than 100 transactions over the course of his career. He received both his undergraduate degree and his MBA from the University of Michigan. President, Capital Markets & Advisory Presenter biographies 105

Butch Oorlog Butch Oorlog joined Raymond James in 2004 as chief financial officer for Raymond James Tax Credit Funds, Inc. In 2009, he joined the finance area within the firm with accounting and reporting oversight responsibilities for the Broker-Dealer subsidiaries and the RJF Parent, where he served in a variety of roles of increasing responsibility. Those responsibilities at one time or another included oversight of accounting and financial reporting at the firm’s asset management and capital markets businesses and direct involvement in the due diligence and financial integration of each of Raymond James’ acquisitions since 2010. From 2012 to 2017 he was also responsible for overseeing the company’s SEC reporting function. He either serves as a member or chair of the RJF Asset/Liability Committee, the RJF Capital Planning Committee, Raymond James Bank Asset Liability Committee, the Accounting Policy Committee and its Disclosure Committee. Prior to joining the firm, Butch was the chief financial officer of a privately held building materials manufacturer. He started his career at Price Waterhouse. Butch graduated with bachelor’s and master’s degrees in accounting from Florida State University and is a Certified Public Accountant. Chief Financial Officer, Raymond James Financial Presenter biographies 106

Vin Campagnoli Vin Campagnoli is the executive vice president of Technology and Operations for Raymond James and is responsible for managing all aspects of technology and operations across Raymond James’ businesses. Prior to his current role, Vin served as the firm's chief information officer (CIO). He joined Raymond James in 2011 as senior vice president and head of PCG Technology Strategy and Development and was named CIO at Raymond James Financial in 2013. Prior to joining Raymond James, Vin held senior technology positions at UBS Wealth Management Americas, Morgan Stanley and Prudential/Wachovia Securities. Vin was recognized as CIO of the Year in the public firm category at Tampa Bay Business Journal’s 2017 CIO of the Year. The firm has won technology innovation awards the last ten years, recognizing the commitment to technology-based solutions. Originally from Yonkers, New York, Vin received his degree in computer information systems from Iona College in New Rochelle, New York, and an MBA from Pace University in New York City. Currently he serves as a member of the Raymond James Financial Services Board of Directors, Raymond James Ltd. Board of Directors, and is a member of the firm's Executive Leadership Team. Additionally, he serves as a member of the Board of Trustees for the Academy Prep Center of St. Petersburg and as a board member of Archbishop Stepinac. EVP, Technology & Operations Presenter biographies 107

Andy Zolper Andy Zolper is Chief Information Officer for Raymond James Financial. He leads a global team of experts who deliver world class technology capabilities to our advisors, associates, and clients. Andy also chairs the firm's Operational Risk Management Committee, is a member of the firm’s Enterprise Risk Management Committee and serves as the executive sponsor of the firm’s veterans inclusion network ("Valor"). Prior to being named RJF CIO, he was Chief Information Security Officer for 9 years and then IT Chief Operating Officer for 3 years. Over the past 35 years Andy has held numerous technology and cyber security roles with companies including UBS, JP Morgan Chase, and Verizon. He is a graduate of the Virginia Military Institute and is a proud US Marine Corps veteran. Now that their five children are grown, Andy and his wife Linda are Florida Guardians ad Litem, court-appointed volunteer advocates for children in the foster care system. Chief Information Officer Presenter biographies 108

Executive Leadership Team Tash Elwyn President Private Client Group Jonathan Santelli EVP & General Counsel Raymond James Financial Steve Raney President Bank Segment Jim Bunn President Capital Markets & Advisory Chris Aisenbrey Chief Human Resources Officer Raymond James Financial Bella Loykhter Allaire Chief Administrative Officer Raymond James Financial Vin Campagnoli Executive Vice President Technology & Operations T.J. Haynes-Morgan Chief Audit Executive Raymond James Financial Tarek Helal Chief Strategy Officer Raymond James Financial David Krauss Chief Risk Officer Raymond James Financial Scott Curtis Chief Operating Officer Raymond James Financial Paul Shoukry Chief Executive Officer Raymond James Financial Butch Oorlog Chief Financial Officer Raymond James Financial

Non-GAAP Reconciliations

111 We utilize certain non-GAAP financial measures as additional measures to aid in, and enhance, the understanding of our financial results and related measures. These non- GAAP financial measures have been separately identified in this document. We believe certain of these non-GAAP financial measures provide useful information to management and investors by excluding certain material items that may not be indicative of our core operating results. We utilize these non-GAAP financial measures in assessing the financial performance of the business, as they facilitate a comparison of current- and prior-period results. We believe that return on tangible common equity and tangible book value per share are meaningful to investors as they facilitate comparisons of our results to the results of other companies. In the following tables, the tax effect of non-GAAP adjustments reflects the statutory rate associated with each non-GAAP item. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of other companies. The following tables provide a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures for those periods which include non-GAAP adjustments. continued on next slide Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) Note: Please refer to the footnotes for additional information.

Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited)

	Twelve months ended				Six months ended	
$ in millions	September 30, 2021	September 30, 2022	September 30, 2023	**September 30, 2024**	March 31, 2024	**March 31, 2025**
Net income available to common shareholders [1]	$ 1,403	$ 1,505	$ 1,733	**$ 2,063**	$ 971	**$ 1,092**
Non-GAAP adjustments:						
Expenses related to acquisitions:						
Compensation, commissions and benefits:						
Acquisition-related retention [2]	48	58	70	**42**	22	**16**
Other acquisition-related compensation	1	2	10	**—**	—	**—**
Total "Compensation, commissions and benefits" expense	49	60	80	**42**	22	**16**
Communication and information processing	—	—	2	**2**	1	**—**
Professional fees	10	12	3	**4**	2	**2**
Bank loan provision for credit losses – Initial provision for credit losses on acquired loans [3]	—	26	—	**—**	—	**—**
Other:						
Amortization of identifiable intangible assets [4]	21	33	45	**44**	22	**21**
Initial provision for credit losses on acquired lending commitments [3]	—	5	—	**—**	—	**—**
All other acquisition-related expenses	2	11	—	**5**	2	**—**
Total "Other" expense	23	49	45	**49**	24	**21**
Total expenses related to acquisitions	82	147	130	**97**	—	**—**
Losses on extinguishment of debt [5]	98	—	—	**—**	—	**—**
Other – Insurance settlement received [6]	—	—	(32)	**—**	—	**—**
Total pre-tax impact of non-GAAP adjustments related to acquisitions	180	147	98	**97**	49	**39**
Tax effect of non-GAAP adjustments	(43)	(37)	(25)	**(23)**	(12)	**(10)**
Total non-GAAP adjustments, net of tax	137	110	73	**74**	37	**29**
Adjusted net income available to common shareholders	$ 1,540	$ 1,615	$ 1,806	**$ 2,137**	$ 1,008	**$ 1,121**
Pre-tax income [1]	$ 1,791	$ 2,022	$ 2,280	**$ 2,643**	$ 1,239	**$ 1,420**
Pre-tax impact of non-GAAP adjustments (as detailed above)	180	147	98	**97**	49	**39**
Adjusted pre-tax income	$ 1,971	$ 2,169	$ 2,378	**$ 2,740**	$ 1,288	**$ 1,459**
Pre-tax margin [7]	18.4%	18.4%	19.6%	**20.6%**	20.2%	**20.5%**
Adjusted pre-tax margin [7]	20.2%	19.7%	20.5%	**21.4%**	21.0%	**21.0%**

Note: Please refer to the footnotes for additional information.

continued on next slide

112

RAYMOND JAMES

*Note: The non-GAAP financial measures for the twelve months ended September 30, 2019 and 2020 were not revised to reflect the aforementioned additional expenses related to our acquisitions. Twelve months ended $ in millions September 30, 2019 September 30, 2020 Net income available to common shareholders (1) $ 1,034 $ 818 Non-GAAP adjustments: Acquisition and disposition-related expenses (8) 15 7 Reduction in workforce expenses (9) — 46 Goodwill impairment (10) 19 — Pre-Tax impact of non-GAAP adjustments 34 53 Tax effect of non-GAAP adjustments — (13) Total non-GAAP adjustments, net of tax 34 40 Adjusted net income available to common shareholders $ 1,068 $ 858 Pre-tax income (1) $ 1,375 $ 1,052 Pre-tax impact of non-GAAP adjustments (as detailed above) 34 53 Adjusted pre-tax income $ 1,409 $ 1,105 Pre-tax margin (7) 17.8% 13.2% Adjusted pre-tax margin (7) 18.2% 13.8% Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) Note: Please refer to the footnotes for additional information. continued on next slide113

Twelve months ended Six months ended $ in millions September 30, 2021 September 30, 2022 September 30, 2023 September 30, 2024 March 31, 2024 March 31, 2025 Average common equity (11) $ 7,635 $ 8,836 $ 9,791 $ 10,893 $ 10,584 $ 11,857 Adjusted average common equity (11) $ 7,693 $ 8,887 $ 9,819 $ 10,929 $ 10,602 $ 11,872 Average tangible common equity (11) $ 6,879 $ 7,608 $ 7,992 $ 9,131 $ 8,813 $ 10,130 Adjusted average tangible common equity (11) $ 6,937 $ 7,659 $ 8,020 $ 9,167 $ 8,831 $ 10,145 Return on common equity (12) 18.4% 17.0% 17.7% 18.9% 18.3% 18.4% Adjusted return on common equity (12) 20.0% 18.2% 18.4% 19.6% 19.0% 18.9% Return on tangible common equity (ROTCE) (12) 20.4% 19.8% 21.7% 22.6% 22.0% 21.6% Adjusted ROTCE (12) 22.2% 21.1% 22.5% 23.3% 22.8% 22.1% Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) Note: Please refer to the footnotes for additional information. continued on next slide114

*Note: The non-GAAP financial measures for the twelve months ended September 30, 2019 and 2020 were not revised to reflect the aforementioned additional expenses related to our acquisitions. Twelve months ended $ in millions September 30, 2019 September 30, 2020 Average common equity (11) $ 6,392 $ 6,860 Adjusted average common equity (11) $ 6,408 $ 6,868 Average tangible common equity (11) $ 5,793 $ 6,286 Adjusted average tangible common equity (11) $ 5,809 $ 6,294 Return on common equity (12) 16.2% 11.9% Adjusted return on common equity (12) 16.7% 12.5% Return on tangible common equity (ROTCE) (12) 17.8% 13.0% Adjusted ROTCE (12) 18.4% 13.6% Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) Note: Please refer to the footnotes for additional information. continued on next slide115

Book value per share As of $ in millions, except per share amounts March 31, 2024 March 31, 2025 Total common equity attributable to Raymond James Financial, Inc. $ 10,905 $ 12,133 Less non-GAAP adjustments: Goodwill and identifiable intangible assets, net 1,894 1,855 Deferred tax liabilities related to goodwill and identifiable intangible assets, net (134) (140) Tangible common equity attributable to Raymond James Financial, Inc. $ 9,145 $ 10,418 Common shares outstanding 207.3 203.1 Book value per share (13) $ 52.60 $ 59.74 Tangible book value per share (13) $ 44.11 $ 51.29 Reconciliation of non-GAAP financial measures to GAAP financial measures (unaudited) Note: Please refer to the footnotes for additional information. 116

(1) Excludes non-controlling interests. (2) Includes acquisition-related compensation expenses arising from equity and cash-based retention awards issued in conjunction with acquisitions in prior years. Such retention awards are generally contingent upon the post- closing continuation of service of certain associates who joined the firm as part of such acquisitions and are expensed over the requisite service period. (3) The twelve months ended September 30, 2022 included an initial provision for credit losses on loans and lending commitments acquired as part of our TriState Capital acquisition of $26 million (included in “Bank loan provision/(benefit) for credit losses”) and $5 million (included in “Other” expense). These provisions were required under U.S. generally accepted accounting principles to be recorded in earnings in the reporting period following the acquisition date. (4) Amortization of identifiable intangible assets, which was included in “Other” expense, includes amortization of identifiable intangible assets arising from our acquisitions. (5) Losses on extinguishment of debt include make-whole premiums, the accelerated amortization of debt issuance costs, and certain legal and other professional fees associated with the redemptions of our $250 million of 5.625% senior notes due 2024 and our $500 million of 3.625% senior notes due 2026, which occurred during our fiscal third quarter of 2021. (6) The twelve months ended September 30, 2023 included the favorable impact of a $32 million insurance settlement received during the period related to a previously settled litigation matter. This item has been reflected as an offset to Other expenses within our Other segment. In the computation of our non-GAAP financial measures, we have reversed the favorable impact of this item on adjusted pre-tax income and adjusted net income available to common shareholders. (7) Pre-tax margin is computed by dividing pre-tax income by net revenues for each respective period or, in the case of adjusted pre-tax margin, computed by dividing adjusted pre-tax income by net revenues for each respective period. (8) The twelve months ended September 30, 2020 included a $7 million loss in our Capital Markets segment related to the sale of our interests in certain entities that operated predominantly in France. The twelve months ended September 30, 2019 included a $15 million loss in our Capital Markets segment on the sale of our operations related to research, sales and trading of European equities. (9) Reduction in workforce expenses for the twelve months ended September 30, 2020 are associated with position eliminations that occurred in our fiscal fourth quarter of 2020 in response to the economic environment. These expenses primarily consist of severance and related payroll expenses, as well as expenses related to company-paid benefits. These expenses are included in our Other segment. (10) The twelve months ended September 30, 2019 included a $19 million goodwill impairment charge associated with our Canadian Capital Markets business. (11) For the year-to-date period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by three. For the annual period, average common equity is computed by adding the total common equity attributable to Raymond James Financial, Inc. as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five, or in the case of average tangible common equity, computed by adding tangible common equity as of each quarter-end date during the indicated period to the beginning of year total, and dividing by five. Adjusted average common equity is computed by adjusting for the impact on average common equity of the non-GAAP adjustments, as applicable for each respective period. Adjusted average tangible common equity is computed by adjusting for the impact on average tangible common equity of the non-GAAP adjustments, as applicable for each respective period. (12) Return on common equity is computed by dividing annualized net income available to common shareholders by average common equity for each respective period or, in the case of return on tangible common equity, computed by dividing annualized net income available to common shareholders by average tangible common equity for each respective period. Adjusted return on common equity is computed by dividing annualized adjusted net income available to common shareholders by adjusted average common equity for each respective period, or in the case of adjusted return on tangible common equity, computed by dividing annualized adjusted net income available to common shareholders by adjusted average tangible common equity for each respective period. Tangible common equity is defined as total common equity attributable to Raymond James Financial, Inc. less goodwill and identifiable intangible assets, net of related deferred taxes. (13) Book value per share is computed by dividing total common equity attributable to Raymond James Financial, Inc. by the number of common shares outstanding at the end of each respective period or, in the case of tangible book value per share, computed by dividing tangible common equity by the number of common shares outstanding at the end of each respective period. Footnotes 117